Exhibit 3.2

CONTENTS OF AMENDED AND RESTATED BYLAWS

OF

BIODRAIN MEDICAL, INC.

ADOPTED AUGUST 8, 2011

ARTICLE 1. OFFICES 1
1.1)	Registered Office --	1
1.2)	Offices --	1
ARTICLE 2. CORPORATE SEAL		1
2.1)	Corporate Seal --	1
ARTICLE 3. SHAREHOLDERS		1
3.1)	Regular Meetings --	1
3.2)	Special Meetings --	2
3.3)	Meeting By Remote Communications --	2
3.4)	Quorum --	3
3.5)	Voting --	3
3.6)	Notice of Meeting --	3
3.7)	Proxies --	3
3.8)	Closing Transfer Books --	4
3.9)	Record Date --	5
3.10)	Presiding Officer --	5
3.11)	Nature of Business at Meetings of Shareholders --	5
3.12)	Written Action by Shareholders --	6
3.13)	Inspector of Election --	6
ARTICLE 4. DIRECTORS		6
4.1)	General Powers --	6
4.2)	Shareholder Management --	6
4.3)	Number of Directors --	7
4.4)	Qualifications and Term of Office --	7
4.5)	Nomination of Directors --	7
4.6)	Quorum --	8
4.7)	Action of Directors --	8
4.8)	Meetings --	9
4.9)	Meeting By Remote Communications --	9
4.10)	Compensation --	9
4.11)	Committees --	9
4.12)	Action by Absent Director --	10
4.13)	Removal of Directors by Shareholders --	10
4.14)	Vacancies --	10
4.15)	Written Action by Directors --	10
4.16)	Dissent From Action --	10

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ARTICLE 5. OFFICERS		11
5.1)	Election of Officers --	11
5.2)	Term of Office --	11
5.3)	President (Chief Executive Officer) --	11
5.4)	Treasurer (Chief Financial Officer) --	12
5.5)	Vice President --	12
5.6)	Secretary --	12
5.7)	Chairman of the Board of Directors --	13
5.8)	Assistant Officers --	13
ARTICLE 6. INDEMNIFICATION		13
6.1)	Indemnification --	13
6.2)	Minnesota Statutes –	13
6.3)	Not Exclusive Remedy –	13
6.4)	Insurance –	13
ARTICLE 7. SHARES AND THEIR TRANSFER		14
7.1)	Certificates of Shares --	14
7.2)	Uncertificated Shares --	14
7.3)	Issuance of Shares --	14
7.4)	Transfer of Shares --	15
7.5)	Lost Certificates --	15
7.6)	Transfer Agent and Registrar --	15
7.7)	Facsimile Signature --	15
ARTICLE 8. FISCAL YEAR		15
8.1)	Fiscal Year --	15
ARTICLE 9. FINANCIAL AND PROPERTY MANAGEMENT		16
9.1)	Checks --	16
9.2)	Deposits --	16
9.3)	Voting Securities Held by Corporation --	16
ARTICLE 10. AMENDMENTS		16
10.1)	Amendments --	16

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ARTICLE 1.

OFFICES

1.1) Registered Office --

The registered office of the Corporation shall be located within the State of Minnesota, as set forth in the Articles of Incorporation.  The Board of Directors shall have authority to change the registered office of the Corporation and a statement evidencing any such change shall be filed with the Secretary of State of Minnesota as required by law.

1.2) Offices --

The Corporation may have other offices, including its principal business office, either within or without the State of Minnesota.

ARTICLE 2.

CORPORATE SEAL

2.1) Corporate Seal --

The Company shall not have a corporate seal.

ARTICLE 3.

SHAREHOLDERS

3.1) Regular Meetings --

Regular meetings of the shareholders shall be held at the Corporation’s principal office or such other place within or without the State of Minnesota as is designated by the Board of Directors.  The Board of Directors may determine that a regular meeting of the shareholders shall be held solely by means of remote communication in accordance with Minnesota Statutes, Section 302A.436, subdivision 2.  Regular meetings may be held annually or on a less frequent periodic basis, as established by a resolution of the Board of Directors, or may be held on call by the Board of Directors from time to time as and when the Board of Directors determines.  At each regular meeting, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six (6) months after the date of the meeting, and may transact such other business which properly comes before them.  The foregoing notwithstanding, in the event a regular meeting of the shareholders has not been held for a period of fifteen (15) months, a shareholder or group of shareholders holding three percent (3%) or more of the issued and outstanding voting shares may demand that a regular meeting of the shareholders be held by giving written notice to the President or Treasurer of the Corporation.  Within thirty (30) days after receipt of the notice, the Board of Directors shall cause a regular meeting of the shareholders to be called and held within ninety (90) days of receipt of the notice.  Any regular meeting held pursuant to such a request by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located.

3.2) Special Meetings --

Special meetings of the shareholders may be called for any purposes or purposes at any time, pursuant to notice given as required by Section 3.6 of these Bylaws, by the President, Treasurer, or two or more directors.  In addition, a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote may demand a special meeting of shareholders by written notice of demand given to the President or Treasurer of the Corporation, containing the purpose or purposes of the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25 percent (25%) or more of the voting power of all shares entitled to vote.  Within thirty (30) days after receipt of such a demand, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand.  If the Board of Directors fails to cause a special meeting to be called and held as required, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 3.6 of these Bylaws, all at the expense of the Corporation.  Any special meeting held pursuant to such a demand by a shareholder or shareholders shall be held within the county where the principal executive office of the Corporation is located; provided, however, that the Board of Directors may determine that a special meeting of the shareholders shall be held solely by means of remote communication in accordance with Minnesota Statutes, Section 302A.436, subdivision 2.

3.3) Meeting By Remote Communications --

To the extent determined by the Board of Directors or by all of the shareholders, a regular or special meeting of shareholders may be held by any combination of means of communication permitted by Minnesota Statutes, including remote communications, through which the shareholders may participate in a meeting if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at a meeting, and if the same notice is given of the meeting to every holder of shares entitled to vote as would be required for a shareholders meeting under these Bylaws.  In any meeting of shareholders held solely by means of remote communication, and in any meeting of shareholders held at a designated place in which one or more shareholders participate by means of remote communication, the Corporation shall (1) implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a shareholder; and (2) implement reasonable measures to provide each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to (a) read or hear the proceedings of the meeting substantially concurrently with those proceedings, (b) have the shareholder’s remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks, and (c) vote on matters submitted to the shareholders, to the extent entitled to vote.

3.4) Quorum --

Business may be transacted at any duly held meeting of shareholders at which a quorum is present.  The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum.  The shareholders present at the meeting may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum.  If a quorum is not present at any meeting, those present have the power to adjourn the meeting from time to time until the requisite number of voting shares is present.  The date, time, and place of the reconvened meeting shall be announced at the time of adjournment and notice of the reconvened meeting shall be given to all shareholders who were not present at the time of adjournment.  Any business which might have been transacted at the meeting which was adjourned may be transacted at the reconvened meeting.

3.5) Voting --

At each shareholders’ meeting, every shareholder having the right to vote is entitled to vote in person, by proxy, or as otherwise permitted by Minnesota Statutes.  Shareholders have one (1) vote for each share having voting power standing in their name on the books of the Corporation, unless otherwise provided in the Articles of Incorporation of the Corporation, these Bylaws, or the terms of the shares.  Upon the demand of any shareholder, the vote for directors or the vote upon any other question before the meeting shall be by ballot.  Unless otherwise provided in the Articles of Incorporation of the Corporation, directors shall be elected by a plurality of the voting of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.  For each other item of business presented to the shareholders, such item shall be decided by the greater of (1) the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum, except as otherwise required by statute, the Articles of Incorporation, these Bylaws, or by agreement among the shareholders.

3.6) Notice of Meeting --

Except as provided in Minnesota statutes, notice of regular or special meetings of the shareholders shall be given by an officer or agent of the Corporation to each shareholder shown on the books of the Corporation to be the holder of record of shares entitled to vote at the meeting in any manner permitted by Minnesota Statutes.  Notice may be given in any form or medium permitted by Minnesota Statutes, and must be given at least five (5) calendar days prior to the meeting or earlier if required by applicable law.  The notice must contain the date, time, and place of the meeting, and in the case of a special meeting, must also contain a statement of the purpose of the meeting.  In no event shall notice be given more than sixty (60) days prior to the meeting.

3.7) Proxies --

a) At all meetings of shareholders, a shareholder may vote by:  (a) filing a written appointment of a proxy, signed by the shareholder, with an officer of the Corporation at or before the meeting at which the appointment is to be effective; or (b) telephonic transmission or authenticated electronic communication (whether or not accompanied by written instructions of the shareholder) of an appointment of a proxy with the Corporation or an officer of the Corporation at or before the meeting at which the appointment is to be effective.

b) A proxy appointed in accordance with these Bylaws or as otherwise permitted by Minnesota Statutes may vote on behalf of the shareholder, or otherwise participate, in a meeting in any manner permitted by Minnesota Statutes to the same extent as the shareholder appointing such proxy had such shareholder not appointed a proxy.  A copy, facsimile telecommunication, or other reproduction of any original writing or transmission may be substituted and used in lieu of the original for any purpose for which the original writing or transmission could be used; provided, however, that the copy, facsimile telecommunication or other reproduction must be a complete and legible reproduction of the entire original.

c) To be effective, a telephonic transmission or authenticated electronic communication must set forth or be submitted with information enabling the Corporation to determine that the appointment was authorized by the shareholder.  If the Corporation reasonably concludes the telephonic transmission or electronic communication is valid, the Corporation or other authorized person making such conclusion shall specify the information relied upon for such conclusion.

d) No proxy shall be valid after eleven (11) months from the date of its execution or transmission, as applicable, unless otherwise expressly provided in the proxy.

e) A proxy may be terminated at will unless the appointment of proxy is coupled with an interest, in which case it shall not be terminated except in accordance with the terms of an agreement, if any, between the parties to the appointment.  Termination of a proxy may be made by filing written notice of the termination with an officer of the Corporation, filing a new written appointment of a proxy with an officer of the Corporation, or authenticated electronic communication of a new appointment of a proxy.

f) If two or more persons are appointed as proxies for a shareholder, any one of them may vote the shares on each item of business in accordance with specific instructions contained in the appointment or, if no specific instructions are contained in the appointment, the shares shall be voted as a majority of the proxy as determined.  If the proxies are equally divided, the shares shall not be voted.

3.8) Closing Transfer Books --

The Board of Directors may close the stock transfer books for a period of time which does not exceed sixty (60) days preceding any of the following:  the date of any meeting of shareholders; the payment of dividends; the allotment of rights; or the change, conversion, or exchange of shares.

3.9) Record Date --

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the events described in Section 3.8, as a record date for the determination of shareholders entitled to notice of and to vote at any meeting and any meeting subsequent to adjournment; to receive any dividend or allotment of rights; or to exercise the rights in respect to any change, conversion, or exchange of shares.  In such case, only those shareholders of record on the record date so fixed shall be entitled to receive notice of and to vote at the meeting and any meeting subsequent to adjournment thereof, to receive a dividend or allotment of rights, to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.  If the share transfer books are not closed and no record date is fixed for determination of the shareholders of record, then the date on which notice of the meeting is mailed or the date of adoption of a resolution of the Board of Directors declaring a dividend, allotment of rights, change, conversion, or exchange of shares, as the case may be, shall be the record date of such determination.

3.10) Presiding Officer --

The President of the Corporation shall preside over all meetings of the shareholders.  In the absence of the President, the shareholders may choose any person present to act as a presiding officer.

3.11) Nature of Business at Meetings of Shareholders --

a) Only such business may be transacted at a regular meeting of shareholders of the Corporation as is (a) specified in the notice of meeting, (b) otherwise properly brought before the regular meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the regular meeting by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 3.12.

b) In addition to any other applicable requirements, for business to be properly brought before a regular meeting by a shareholder, such shareholder must have given timely notice thereof to the Secretary.  To be timely, a shareholder’s notice must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding regular meeting of the shareholders; provided, however, that in the event that the regular meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the regular meeting was mailed or delivered or such public disclosure of the date of the regular meeting was made, whichever first occurs.

c) A shareholder’s notice must set forth as to each matter such shareholder proposes to bring before the regular meeting (i) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting; (ii) the name and record address of such shareholder; (iii) a representation that such shareholder intends to appear in person or by proxy at the regular meeting to bring such business before the meeting; and (iv) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at a regular meeting of shareholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (whether or not the proposing shareholder solicits proxies).

3.12) Written Action by Shareholders --

Any action which may be taken at a meeting of the shareholders may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all shareholders entitled to vote on the action.  If any shares are jointly owned by two or more shareholders, signature by any one of them shall be adequate unless the Corporation has received written notice from any one of them limiting the authority of the others to vote those shares.  Upon receipt of any such notice, unless and until cancelled in writing, the shares may be voted by written action only by the written consent of all owners or as ordered by a court.  The written action is effective when it has been signed, or consented to by authenticated electronic communication, by the shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the shareholders  at which all shareholders are present, unless a different effective time is provided in the written action.

3.13) Inspector of Election --

At each meeting of the shareholders, the chairman of such meeting may appoint one (1) or more inspectors of elections to act thereat, unless the Board of Directors shall have theretofore made such appointments.  Each inspector of elections so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of elections at such meeting with strict impartiality and according to the best of his ability.  The inspector(s) of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate certifying the result thereof.

ARTICLE 4.

DIRECTORS

4.1) General Powers --

The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

4.2) Shareholder Management --

The holders of shares entitled to vote for directors may, by unanimous affirmative vote, take any action which the Board of Directors is otherwise empowered to take, in accordance with the provisions of Section 302A.201 of the Minnesota Statutes and laws amendatory thereof or supplementary thereto.

4.3) Number of Directors --

Amendment of this Section 4.3 shall be effective only upon shareholder approval.

The business and affairs of the Corporation shall be managed by a Board of Directors, who need not be stockholders of the Corporation.  The decisions of the Board of Directors shall be by a majority of the members.  The number of directors shall be not less than one.  The size of the Board of Directors shall be determined from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors pursuant to this Section shall effect the removal of any director then in office except in compliance with Minnesota Statutes.

Unless and until the revision of this Section 4.3 is approved by the shareholders, this section shall read as follows:

The business of the corporation shall be managed by a board of not less than three nor more than seven directors, who need not be stockholders of the corporation and the decisions of the board shall be by a majority of the members, If the number of stockholders shall be less than three, including beneficial stockholders, the board may consist of a number of directors not less than the number of such stockholders.

4.4) Qualifications and Term of Office --

Directors need not be shareholders or residents of the State of Minnesota.  The Board of Directors shall be elected by the shareholders at their regular meeting and at any special shareholders’ meeting called for that purpose.  A director elected for an indefinite term shall serve until the next regular meeting of the shareholders and until the director’s successor is elected and qualifies, or until the earlier death, resignation, removal, or disqualification of the director.  A director elected for a fixed term of office, which shall not exceed five (5) years, shall hold office until the director’s successor is elected and qualified, or until the earlier death, resignation, removal, or disqualification of the director.

4.5) Nomination of Directors --

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any regular meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 4.5.  In addition to any other applicable requirements for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof to the Secretary.  To be timely, a shareholder’s notice must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of a regular meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding regular meeting of shareholders; provided, however, that in the event that the regular meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the regular meeting was mailed or delivered or such public disclosure of the date of the regular meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or delivered or public disclosure of the date of the special meeting was made, whichever first occurs.  A shareholder’s notice must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of all shares of stock of the Corporation which are beneficially owned by such person, and (iv) any information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (if other than the nominee) (i) the name and record address of such shareholder; (ii) the class, series and number of all shares of stock of the Corporation which are beneficially owned by such person; (iii) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (iv) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

4.6) Quorum --

A majority of the Board of Directors constitutes a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors constitutes a quorum.  If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

4.7) Action of Directors --

The acts of a majority of the directors present at, or otherwise participating in any manner permitted by Minnesota Statutes in, a meeting at which a quorum is present are the acts of the Board of Directors.

4.8) Meetings --

Meetings of the Board of Directors may be held from time to time at any place, within or without the State of Minnesota, that the Board of Directors may select, or solely by means of remote communication as permitted by, and in accordance with, Minnesota Statutes.  If the Board of Directors fails to select a place for a meeting, the meeting shall be held at the principal executive office of the Corporation.  The President or any director may call a meeting of the Board of Directors by giving notice to all directors of the date, time, and place of the meeting.  Notice may be provided to each director in any manner, form or medium permitted by Minnesota Statutes.  If the notice is to be mailed, then the notice must be mailed to each director at least five (5) calendar days prior to the meeting.  If the notice is not mailed, then the notice must be given at least seventy-two (72) hours prior to the meeting.  If the date, time, and place of the meeting of the Board of Directors have been announced at a previous meeting of the Board of Directors, no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting.  Notice of the meeting of the Board of Directors need not state the purposes of the meeting.  A director may orally or in writing waive notice of the meeting.  Attendance by a director at a meeting of the Board of Directors is also a waiver of notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and does not participate thereafter in the meeting.

4.9) Meeting By Remote Communications --

Any meeting among directors may be conducted by any combination of means of communication through which the directors may participate with each other during the meeting if the number of directors participating in the meeting would be sufficient to constitute a quorum at a meeting, and if the same notice is given of the meeting as would be required for a Board of Directors meeting under these Bylaws.  Participation in a meeting by that means constitutes presence at the meeting.

4.10) Compensation --

Directors may receive such compensation as may be determined from time to time by resolution of the Board of Directors.

4.11) Committees --

By the affirmative vote of a majority of the directors, the Board of Directors may establish a committee or committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution adopted by the Board of Directors.  A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present.  A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board of Directors.  Minutes of any committees created by the Board of Directors shall be available upon request to members of the committee and to any director.  All provisions of this Article 4 regarding notices to and meetings and actions of the Board of Directors shall also be applicable to all committees.

4.12) Action by Absent Director --

A director may give advance written consent or opposition to a proposal to be acted upon at a Board of Directors meeting by giving a written statement to the President, Treasurer, or any director setting forth a statement of the proposal to be voted on and containing a statement of the director’s voting preference with regard to the proposal.  An advance written statement does not constitute presence of the director for purposes of determining the existence of a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement.  The advance written statement by a director on a proposal shall be included in the records of the Board of Directors’ action on the proposal.

4.13) Removal of Directors by Shareholders --

At any duly called meeting of the shareholders, the affirmative vote of a number of shares sufficient to elect a director may remove any or all of the directors, with or without cause, and may elect replacements.

4.14) Vacancies --

Any vacancy on the Board of Directors may be filled by vote of the remaining directors, even though less than a quorum.

Each director so elected shall act as a director until his successor is elected by the shareholders, who may make such election at their next regular meeting or at any meeting called for that purpose.

4.15) Written Action by Directors --

Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting and notice thereof by a written action setting forth the action taken signed, or consented to by authenticated electronic communication, by all of the directors.  The written action is effective when signed, or consented to by authenticated electronic communication, by the last director to sign, unless a different effective time is provided in the written action.

4.16) Dissent From Action --

A director of the Corporation who is present at a meeting of the Board of Directors at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.

ARTICLE 5.

OFFICERS

5.1) Election of Officers --

The Board of Directors shall, from time to time, elect a President, who may also be designated as Chief Executive Officer, and a Treasurer, who may also be designated as Chief Financial Officer.  The Board of Directors may elect, but shall not be required to elect, a Secretary, one or more Vice Presidents, and a Chairman of the Board of Directors.  In addition, the Board of Directors may elect such other officers and agents as it may deem necessary.  The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the Articles of Incorporation, the Bylaws, or as may be determined from time to time by the Board of Directors.  Any number of offices may be held by the same person.

5.2) Term of Office --

The officers shall hold office until their successors are elected and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the directors present at a Board of Directors meeting.

5.3) President (Chief Executive Officer) --

Unless otherwise provided by the Board of Directors, the President shall also be the Chief Executive Officer of the Corporation and shall:

(a) Have general active management of the business of the Corporation;

(b) When present, preside at all meetings of the shareholders;

(c) When present, and if there is no Chairman of the Board of Directors, preside at all meetings of the Board of Directors;

(d) See that all orders and resolutions of the Board of Directors are carried into effect;

(e) Sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles of Incorporation or Bylaws or by the Board of Directors to some other officer or agent of the Corporation;

(f) Maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders; and

(g) Perform other duties prescribed by the Board of Directors.

All other officers shall be subject to the direction and authority of the President.

5.4) Treasurer (Chief Financial Officer) --

The Treasurer shall:

(a) Review the Corporation’s financial performance and serve as financial advisor to the Board of Directors and the President on the financial management of the Corporation;

(b) Be responsible for recommendations and establishment of policies, to be approved by the President or the Board of Directors, for management of the Corporation’s revenues and expenses;

(c) Be responsible for implementation of financial procedures adopted by the President or the Board of Directors;

(d) Cause the following things to be done:

(1)	Keep accurate financial records for the Corporation;

(2)	Deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors;

(3)	Endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor; and

(4)	Disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors.

(e) Render to the President and the Board of Directors, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the Corporation; and

(f) Perform other duties prescribed by the Board of Directors or by the President.

5.5) Vice President --

Each Vice President, if any, has such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors.  In the event of absence or disability of the President, the Vice President shall succeed to the President’s powers and duties.  If there are two or more Vice Presidents, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors.

5.6) Secretary --

The Secretary, if any, shall attend, or otherwise participate in any manner permitted by Minnesota Statutes in, all meetings of the shareholders and the Board of Directors.  The Secretary shall act as clerk and shall record all the proceedings of the meetings in the minute book of the Corporation and shall give proper notice of meetings of shareholders and the Board of Directors.  The Secretary shall keep the seal of the Corporation, if any, and shall affix the seal to any instrument requiring it and shall attest the seal, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

5.7) Chairman of the Board of Directors --

The Chairman of the Board of Directors, if any, shall:

(a) When present, preside at all meetings of the Board of Directors; and

(b) Perform other duties prescribed by the Board of Directors.

5.8) Assistant Officers --

In the event of absence or disability of any Vice President, Secretary, or Treasurer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his duties or a replacement is elected by the Board of Directors.  If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board of Directors.  The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors or the principal officer under whom they serve, but at all times remain subordinate to the principal officers they are designated to assist.

ARTICLE 6.

INDEMNIFICATION

6.1) Indemnification --

6.2) Minnesota Statutes –

Directors, officers, committee members, and other persons shall have the rights to indemnification to the fullest extent provided by Section 302A.521 of the Minnesota Statutes and laws amendatory thereof and supplementary thereto.

6.3) Not Exclusive Remedy –

The indemnification provided by these Bylaws shall not exclude any other right to which an officer or director may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and the grant or enforcement of any such right shall not imply that the Corporation may not provide lawful indemnification or advancement of expenses to any officer, director, agent or employee not expressly provided for in these Bylaws. Nothing contained in these Bylaws shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

6.4) Insurance –

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity.

ARTICLE 7.

SHARES AND THEIR TRANSFER

7.1) Certificates of Shares --

Unless the Board of Directors has provided that the Corporation’s shares are to be uncertificated, every owner of shares of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares owned by such owner.  The certificates for shares shall be numbered in the order in which they are issued and shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary, Assistant Secretary, Treasurer, or any other officer of the Corporation authorized by the Board of Directors and shall have the corporate seal, if any, affixed thereto.  A record shall be kept of the name of the person owning the shares represented by each certificate, the number of shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation.  Except as provided in Section 7.5 of this Article 7, every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is cancelled.

7.2) Uncertificated Shares --

The Board of Directors by a majority vote of directors present at a duly called meeting may provide that any or all shares or classes or series of shares are to be uncertificated shares.  In that case, any shareholder who is issued uncertificated shares shall be provided with the information legally required to be disclosed in a certificate.

7.3) Issuance of Shares --

The Board of Directors is authorized to issue shares of the capital stock of the Corporation up to the number of shares authorized by the Articles of Incorporation.  Shares may be issued for any consideration, including, without limitation, money or other tangible or intangible property received by the Corporation or to be received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement, as authorized by a resolution approved by the affirmative vote of a majority of the directors present, valuing all nonmonetary consideration and establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.  Upon authorization by resolution approved by the affirmative vote of a majority of the directors present, the Corporation may, without any new or additional consideration, issue shares of its authorized and unissued capital stock in exchange for or in conversion of its outstanding shares, or issue its own shares pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate share dividends or splits, including reverse share splits.  No shares of a class or series shall be issued to the holders of shares of another class or series, unless issuance is either expressly provided for in the Articles of Incorporation or is approved at a meeting by the affirmative vote of the holders of a majority of the voting power of all shares of the same class or series as the shares to be issued.

7.4) Transfer of Shares --

Transfer of shares on the books of the Corporation may be authorized only by the shareholder named in the certificate or the shareholder’s legal representative or duly authorized attorney-in-fact and only upon surrender for cancellation of the certificate for such shares.  The shareholder in whose name shares stand on the books of the Corporation shall be considered the owner thereof for all purposes regarding the Corporation.

7.5) Lost Certificates --

Any shareholder claiming a certificate for shares to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors and in an amount determined by the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate.  A new certificate may then be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

7.6) Transfer Agent and Registrar --

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

7.7) Facsimile Signature --

Where any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.

ARTICLE 8.

FISCAL YEAR

8.1) Fiscal Year --

The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE 9.

FINANCIAL AND PROPERTY MANAGEMENT

9.1) Checks --

All checks, drafts, other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President, Treasurer, or any other officer or officers, agent or agents of the Corporation as may from time to time be determined by resolution of the Board of Directors.

9.2) Deposits --

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

9.3) Voting Securities Held by Corporation --

The President, or other officer or agent designated by the Board of Directors, shall have full power and authority on behalf of the Corporation to attend, act at, and vote at any meeting of security or interest holders of other corporations or entities in which the Corporation may hold securities or interests.  At the meeting, the President or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interests which the Corporation holds.

ARTICLE 10.

AMENDMENTS

10.1) Amendments --

The Board of Directors of the Corporation is expressly authorized to make Bylaws of the Corporation and from time to time to adopt, amend, or repeal Bylaws so made to the extent and in the manner prescribed by the Minnesota Statutes.  The Board of Directors shall not adopt, amend, or repeal a Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a Bylaw to increase the number of directors.  The authority of the Board of Directors is subject to the power of the voting shareholders to adopt, change, or repeal the Bylaws by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose.

The undersigned, Kevin R. Davidson, President of BioDrain Medical, Inc., hereby certifies that the foregoing Bylaws were amended, restated and adopted as the complete Bylaws of the Corporation by action of the Board of Directors, effective as of the 8th day of August, 2011.

/s/ Kevin R. Davidson, President